Exhibit 99.1

Hycroft Appoints Eric Colby as Executive Vice President, Corporate Development

WINNEMUCCA, NV, April 16, 2026 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or “the Company”) today announced the appointment of Eric Colby as Executive Vice President, Corporate Development.

Mr. Colby is an accomplished senior mining executive who brings a rare combination of operational leadership, capital markets expertise, and transaction experience. He has nearly two decades of experience across large-scale mine development, complex joint ventures, and operating businesses, and has executed more than $20 billion in public and private transactions. His background integrates corporate development, investor relations, and operations, providing a disciplined approach to capital allocation, project development and long-term value creation.

Mr. Colby spent 15 years with Newmont Corporation, where he held roles of increasing responsibility across corporate development, investor relations, finance, and operations in South America. Most recently, he served as Vice President, Operations at Magris Performance Materials, where he had responsibility for a diversified portfolio of mines and processing operations across the U.S. and Canada.

Diane Garrett, President and CEO commented, “We are pleased to welcome Eric to our executive leadership team at such a pivotal moment in the Company’s growth journey. Eric is widely recognized for his disciplined judgment, deep operational expertise, and a proven track record in corporate development, along with the strong credibility he brings among partners and investors. As we look ahead, his ability to translate strategy into decisive execution will be a powerful catalyst in advancing the Hycroft Mine toward production and unlocking the next phase of our growth. We are incredibly excited about the momentum we are building and confident that Eric’s leadership will help accelerate our vision while opening new and compelling opportunities for the future.”

Mr. Colby added, “I am excited to join Hycroft at such a pivotal point in its evolution. The Hycroft Mine is a world-class asset with significant scale, and recent exploration results continue to reinforce its long-term potential and optionality. I look forward to working with Diane and the team to advance the project and deliver long-term value for shareholders.”

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a US-based gold and silver company exploring and developing the Hycroft Mine, among the world’s largest precious metals deposits, located in northern Nevada, a Tier-1 mining jurisdiction. In 2023, Hycroft announced the discovery of two new high-grade silver systems within the known resource area and the Company is engaged in a robust exploration drill program (2025-2026 drill program) designed to expand these two systems in addition to targeting new opportunities. These discoveries represent a significant value driver for the Hycroft Mine. In addition, after a long history of oxide heap leach operations, the Company is focused on completing technical studies to transition the Hycroft Mine into a milling operation for processing the sulfide mineralization.

1

For further information, please contact:

E: info@hycroftmining.com

Investor Relations Phone: 775-245-0564

www.hycroftmining.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this press release and in public statements by our officers or representatives that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. These include, but are not limited to, statements regarding future business strategy, plans and goals, competitive strengths, the advancement and development of the Hycroft Mine, the results and implications of metallurgical analysis and test work, and the expansion and growth of our business.

Forward-looking statements are often identified by future or conditional words such as “estimate,” “plan,” “anticipate,” “expect,” “intend,” “believe,” “target,” “budget,” “may,” “can,” “will,” “would,” “could,” “should,” “seeks,” “scheduled to” and similar words or expressions but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. The risks include, but are not limited to: (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to the lack of a completed feasibility study; risks related to metallurgical test work and process development; and risks related to our ability to re-establish commercially feasible mining and processing operations; and (ii) industry-related risks, including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; and the availability and cost of equipment, supplies, energy or reagents.

Any exploration target described in this press release does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve. Ranges of potential tonnage and grade (or quality) of an exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource.

These and other risks may cause actual results to differ materially from those expressed or implied by the forward-looking statements, and the occurrence of one or more of these events or circumstances, alone or in combination with others, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Please see the “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other reports filed with the SEC, for more information about these and other risks.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements are based on assumptions that we believe are reasonable when made, forward-looking statements are not guarantees of future performance and actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements in this press release.

Any forward-looking statements made in this press release speak only as of the date of this press release. We undertake no obligation to update these forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments, except as required by law.

2